Exhibit 4.39

This document is an English translation of the original Chinese text

SHARE TRANSFER AGREEMENT

BEIJING ANTUTU TECHNOLOGY CO., LTD.

Transferor: Ming Xu

Transferee: Beijing Kingsoft Security Software Co., Ltd.

In accordance with the Company Law of the People’s Republic of China and the Articles of Association of Beijing Antutu Technology Co., Ltd., the Transferor and Transferee have voluntarily executed this Share Transfer Agreement on October 13th, 2015.

The Transferor, Ming Xu, agrees to transfer the shares held by him in Beijing Antutu Technology Co., Ltd. corresponding to capital RMB 1.5 million paid in cash thereof to Beijing Kingsoft Security Software Co., Ltd..

The Transferee, Beijing Kingsoft Security Software Co., Ltd., agrees to acquire the shares in Beijing Antutu Technology Co., Ltd. transferred by Ming Xu corresponding to capital of RMB 1.5 million paid in cash thereof.

The parties shall close the share transfer from the execution date of this Agreement; the creditor’s rights and debts incurred prior to the transfer shall be assumed by the Transferor, and the creditor’s rights and debts incurred after the transfer shall be assumed by the Transferee.

Transferor:	Transferee:

Beijing Kingsoft Security Software Co., Ltd.

/s/ Ming Xu	Stamped with company chop of Beijing Kingsoft Security Software Co., Ltd.

October 13th, 2015

SHARE TRANSFER AGREEMENT

BEIJING ANTUTU TECHNOLOGY CO., LTD.

Transferor: Wei Liu

Transferee: Beijing Kingsoft Security Software Co., Ltd.

In accordance with the Company Law of the People’s Republic of China and the Articles of Association of Beijing Antutu Technology Co., Ltd., the Transferor and Transferee have voluntarily executed this Share Transfer Agreement on October 13th, 2015.

The Transferor, Wei Liu, agrees to transfer the shares held by him in Beijing Antutu Technology Co., Ltd. corresponding to capital RMB 1.5 million paid in cash thereof to Beijing Kingsoft Security Software Co., Ltd..

The Transferee, Beijing Kingsoft Security Software Co., Ltd., agrees to acquire the shares in Beijing Antutu Technology Co., Ltd. transferred by Wei Liu corresponding to capital of RMB 1.5 million paid in cash thereof.

The parties shall close the share transfer from the execution date of this Agreement; the creditor’s rights and debts incurred prior to the transfer shall be assumed by the Transferor, and the creditor’s rights and debts incurred after the transfer shall be assumed by the Transferee.

Transferor:	Transferee:

Beijing Kingsoft Security Software Co. Ltd.

/s/ Wei Liu	Stamped with company chop of Beijing Kingsoft Security Software Co. Ltd.

October 13th, 2015